Exhibit 10.3

AGREEMENT

AGREEMENT dated this 10th day of July 2010, by and between DISCOUNT DENTAL MATERIALS, INC. (hereinafter "DDM"), a Nevada Corporation, with offices located at 4211 W. Magnolia Blvd. Burbank, California 91505 and R. Douglas Barton ("Barton"), President of DDM.

WHEREAS DDM has filed a Registration Statement with the United States Securities and Exchange Commission (hereinafter the "SEC") on Form S-1 which Registration Statement heretofore indicated in part that Barton had orally agreed, to loan certain monies as relates to inventory purchasing to the Company; and

WHEREAS DDM and Barton have determined to reduce such oral Agreement to writing.

NOW, THEREFORE, Barton agrees to loan (or guarantee) DDM monies for inventory purchases not to exceed $10,000 at any one point in order to assist DDM to purchase inventory if trade credit is not available.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the sections entitled "Business" - "Start of Operations" as well as "Certain Relationships And Related Transactions".

The above constitutes the' entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 10th day of July 2010.

DISCOUNT DENTAL MATERIALS, INC.

By: /s/ R. Douglas Barton

R. Douglas Barton DDM, President

By:  /s/ R. Douglas Barton

R. Douglas Barton DDM, Individually